Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 9, 2009, with respect to the consolidated financial statements of Fifth Street Finance Corp. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Independent Registered Public Accounting Firm.”

/s/    GRANT THORNTON LLP

New York, New York

July 25, 2012